Exhibit 3.1

Industry Canada	Industrie Canada

Certificate of Incorporation	Certificat de constitution

Canada Business Corporation Act	Loi canadienne sur les sociétés par actions

STILE CONSOLIDATED CORP.	634417-8

Name of corporation-Dénomination de la société	Corporation number – Numeró de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporation Act.	Je certifie que la société susmentionmée, don’t les status constitutifs sont joints, a été constituée en vertu de la Loi canadienne sur les sociétés par actions.

/s/ Richard G. Shaw	February 2, 2005 / le 2 février 2005
Richard G. Shaw	Date of Incorporation – Date de constitution
Director - Directeur

CANADA

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ELECTRONIQUE
Canada Business Corporations Act	Loi canadienne sur les société par actions	ARTICLES OF INCORPORATION (SECTION 6)	STATUTS CONSTITUTIFS (ARTICLE 6)

Processing Type – Mode de Traitement: E-Comemrce/Commerce-É

1.	Name of Corporation – Dénomination de la société
STILE CONSOLIDATED CORP.

2.	The province or territory in Canada where the registered office is to be situated -
La province su le territoire au Canada où se situara le siége social
ON

3.	The classes and any maximum number of shares that the corporation is authorized to issue –
Categories et le nombre maximal d’actions que la société est autorizée a émettre

The annexed Schedule 1 is incorporated in this form. L’annexe 1 ci-jointe fait partie intégrante de la présente formule.

4.	Restrictions, if any, on share transfers – Restrictions sur le transfert des actions, s’il y a lieu

The annex Schedule 2 is incorporated in this form. L’annexe 2 ci-jointe fait partie intégrante de la présente formule.

5.	Number (or minimum and maximum number) of directors – Nombre (et numbre minimal et maximal)
d’administrateurs

	Minimum: 1	Maximum: 10

6.	Restrictions, if any, on business the corporation may carry on -
Limites imposées à ľ Pactivité commerciale de la société, s’il y a lieu

The annex Schedule 3 is incorporated in this form. L’annexe 3 ci-jointe fait partie intégrante de la présente formule.

7.	Other provisions, if any – Aútres dispositions, s’il y a lieu

The annex Schedule 4 is incorporated in this form. L’annexe 4 ci-jointe fait partie intégrante de la présente formule.

8.	Incorporators - Fondateurs

Name(s) – Nom(s)		Address (including postal code) – Address (inclure in code postal)	Signature

DONNA JACOBS		62 SEABOARD GATE, WHITBY, ONTARIO, CANADA, L1N 9F2	DONNA JACOBS

CANADA

SCHEDULE / ANNEXE 1

an unlimited number of common shares.

SCHEDULE / ANNEXE 2

The shares of the Corporation shall not be transferred without the approval of the board of directors or of the holder or holders of more than 50% of the voting shares of the Corporation to be evidenced by a resolution on of such directors or shareholders.

SCHEDULE/ANNEXE 3

None

SCHEDULE /ANNEXE 4

(a)           The number of shareholders of the Corporation exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

(b)           Any invitation to the public to subscribe for any securities of the Corporation shall be prohibited.

(c)           The directors may appoint from time to time one or more additional directors within the limits provided in the Canada Business Corporations Act.

(d)           The directors may from time to time determine the number of directors of the Corporation.

Industry Canada	Industrie Canada

Certificate of Incorporation	Certificat de modification

Canada Business Corporation Act	Loi canadienne sur les sociétés par actions

Masonite International Inc.	634417-8

Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:	Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporation Act in accordance with the attached notice;	☐	a)	en vertu de l’article 13 de la Loi canadienne sur les société par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporation Act as set out in the attached articles of amendment designating a series of shares;	☐	b)	en vertu de l’article 27 de la Loi canadienne sur les société par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’action;

c) under section 179 of the Canada Business Corporation Act as set out in the attached articles of amendment;	☒	c)	en vertu de l’article 179 de la Loi canadienne sur les société par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporation Act as set out in the attached articles of reorganization;	☐	d)	en vertu de l’article 191 de la Loi canadienne sur les société par actions, tel qu’il est indiqué dans les clauses de réorganisation modificatrices ci-jointes;

/s/ Richard G. Shaw	April 15, 2005 / le 15 avril 2005
Richard G. Shaw
Director - Directeur
Date of Amendment– Date de modification

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ELECTRONIQUE
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type – Mode de Traitements: E-Commerce/Commerce-É

1.	Name of Corporation – Dénomination de la société	2.	Corporation No. – No de la société
	STILE CONSOLIDATED CORP.		634417-8

3.	The articles of the above-named corporation are amended as follows:
La statuts de la société mentionnée ci-dessus sent modifiés de la façon suivante:

To change the name of the Corporation to Masonite International Inc.

Date	Name – Nom	Signature	Capacity of –en qualité
2005-04-15	TAGAR C. OLSON		AUTHORIZED OFFICER